CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Pre-Effective Amendment No. 2 for Evergreen Select Equity Trust (Registration Statement 333-138786), Evergreen Select Fixed Income Trust (Registration Statement 333-138791), and Evergreen International Trust (Registration Statement 333-138784), and Pre-Effective Amendment No. 3 for Evergreen Equity Trust (Registration Statement 333-138789), Evergreen Fixed Income Trust (Registration Statement 333-138777), Evergreen Municipal Trust (Registration Statement 333-138792), on this Form N-14A filing under the Securities Act of 1933, of our report dated February 22, 2006, appearing in the Annual Report of Atlas Funds for the year ended December 31, 2005, relating to the financial statements and financial highlights of Atlas Funds, including Atlas Balanced Fund, Atlas Emerging Growth Fund, Atlas Global Growth Fund, Atlas Growth Opportunities, Atlas S&P 500 Index Fund, Atlas Strategic Growth Fund, Atlas Value Fund, Atlas American Enterprise Bond Fund, Atlas California Municipal Bond Fund, Atlas National Municipal Bond Fund, Atlas Strategic Income Fund, Atlas U.S. Government and Mortgage Securities Fund, Atlas California Municipal Money Fund, Atlas Money Market Fund, Atlas Independence Flagship Fund (formerly Atlas Fund of Funds), Atlas Independence Eagle Bond Fund, and Atlas Independence Star Spangled Fund, and to the reference to us under the heading “Financial Statements and Experts” in the Proxy Statement which is part of such filing.

DELOITTE & TOUCHE LLP

Oakland, California
January 5, 2007